Filed Pursuant to Rule 424(b)(5)
Registration No. 333-179778
PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 29, 2012)

Up to $50,000,000
BOFI HOLDING, INC.
Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $50,000,000. Shares of our common stock to which this prospectus supplement relates may be offered over a period of time and from time to time through Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and Sterne, Agee & Leach, Inc. as our distribution agents, which we refer to collectively as the Distribution Agents, for sale to the public in accordance with the terms of an Equity Distribution Agreement we have entered into with each of the Distribution Agents. Sales of shares of our common stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the NASDAQ Global Select Market, or NASDAQ, or sales made to or through a market maker other than on an exchange. Under the terms of the Equity Distribution Agreement, we may also sell our common stock to one or more Distribution Agents as principals for their own accounts at prices agreed upon at the time of sale. If we sell our common stock to any of the Distribution Agents as principals, we will enter into a separate terms agreement with such Distribution Agent.
Our common stock is listed on NASDAQ under the symbol “BOFI.” The last reported sale price of our common stock as reported on NASDAQ on July 21, 2014 was $70.80 per share.
The proceeds from the sales of shares of our common stock to which this prospectus supplement relates will be used for general corporate purposes, which may include repayments or repurchases of debt.
We will pay Distribution Agent a commission which will not exceed 2.5% of the gross sales price of all shares sold by it as our agent under the Equity Distribution Agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of shares of our common stock. We have agreed to reimburse the Distribution Agents for certain expenses in certain circumstances. See "Plan of Distribution" for further information.
Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement, and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The shares offered hereby are not savings accounts, deposits or other obligations of a bank or savings institution and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Keefe, Bruyette & Woods
Raymond James		Sterne Agee
The date of this prospectus supplement is July 22, 2014.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT
On February 28, 2012, we filed with the SEC a registration statement on Form S-3 (File No. 333-179778) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on March 27, 2012. Under this shelf registration process, we may, from time to time, sell up to $200,000,000 in the aggregate of debt securities, common stock, preferred stock, warrants, subscription rights and units.
This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to the securities offered by this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement that we make in this prospectus supplement, on the one hand, is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that was filed before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement and the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “BofI,” “the Company,” “we,” “us,” and “our” refer to BofI Holding, Inc., a Delaware corporation and its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on September 4, 2013;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the SEC on November 5, 2013; our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013, filed with the SEC on February 5, 2014; and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 6, 2014;

•	our Definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Stockholders, filed with the SEC on September 9, 2013;

•
our Current Reports on Form 8-K filed with the SEC on September 9, 2013 (with respect to Items 8.01 and 9.01), October 28, 2013 (with respect to Items 5.03, 5.07 and 9.01), January 7, 2014 (with respect to Item 5.02), April 10, 2014 (with respect to Items 1.01 and 9.01), and June 2, 2014 (with respect to Items 5.02 and 9.01); and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-51201) filed with the SEC on March 14, 2005.
Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: BofI Holding, Inc., Attention: Investor Relations, 4350 La Jolla Village Drive, Suite 140, San Diego, California 92122, telephone (858) 350-6200.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that we include in and/or have incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See the Risk Factors section of this prospectus supplement beginning on page S-5, the section of the accompanying prospectus under the heading “Risk Factors” and risk factors discussed in documents that we incorporate by reference in this prospectus supplement, for a discussion of the risks involved in investing in our securities.
BofI Holding, Inc.
Our Business
BofI Holding, Inc. is the holding company for BofI Federal Bank, a diversified financial services company with approximately $3.85 billion in assets that provides consumer and business banking products through its branchless, low-cost distribution channels and affinity partners. The Bank has deposit and loan customers nationwide including consumer and business checking, savings and time deposit accounts and financing for single family and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. The Bank generates fee income from consumer and business products including fees from loans originated for sale and transaction fees earned from processing payment activity. BofI Holding, Inc.'s common stock is listed on the NASDAQ Global Select Market and is a component of the Russell 2000 Index.
At March 31, 2014, we had total assets of $3,850.8 million, net loans of $3,101.4 million, mortgage-backed and other investment securities of $467.0 million, total deposits of $2,833.0 million and borrowings of $657.2 million. Our deposits consist primarily of interest-bearing checking and savings accounts and time deposits. Our loans are primarily first mortgages secured by multifamily (five or more units) and single family real property. Our mortgage-backed securities consist primarily of mortgage pass-through securities issued by government-sponsored entities and non-agency collateralized mortgage obligations and pass-through mortgage-backed securities issued by private sponsors.
Our business strategy is to grow our loan originations and our deposits to achieve increased economies of scale and reduce the cost of products and services to our customers by leveraging our distributions channels and technology. We have designed our branchless banking platform and our workflow processes to handle traditional banking functions with reduced paperwork and human intervention. Our charter allows us to operate in all 50 states, and our online presence allows us increased flexibility to target a large number of loan and deposit customers based on demographics, geography and price. Our low-cost distribution channels provide opportunities to increase our core deposits and increase our loan originations by attracting new customers and developing new and innovative products and services.
Corporate Information
Our common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI” and is a component of the Russell 2000 Index. BofI Holding, Inc., or the Company, is a Delaware corporation and unitary savings and loan holding company regulated by the Board of Governors of the Federal Reserve System. BofI Federal Bank, or the Bank, is a federal savings bank regulated by the Office of the Comptroller of the Currency.
Our executive offices are located at 4350 La Jolla Village Drive, Suite 140, San Diego, California 92122, and our telephone number is (858) 350-6200. We maintain an Internet website at www.bofiholding.com. Information contained in or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Shares having an aggregate gross sales price of up to $50,000,000.

Manner of offering
“At the market” offering that may be made from time to time through Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and Sterne, Agee & Leach, Inc. as sales agents using commercially reasonable efforts. See “Plan of Distribution.”

Use of Proceeds
We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and possible future acquisitions and growth opportunities. We intend to use a portion to provide new capital to the Bank to support its future growth. Pending such uses, the net proceeds will be held in short-term interest-bearing investment grade securities. See “Use of Proceeds” on page S-14 of this prospectus supplement.

NASDAQ Global Select Market symbol	BOFI

Risk Factors
This investment involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS
An investment in our securities involves a substantial risk of loss. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act, before you decide to invest in our common stock. The occurrence of any of the following risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering
The number of shares of our common stock available for future sale could adversely affect the market price of our common stock.
We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. We may sell shares of our common stock under this prospectus supplement with an aggregate gross offering price of up to $50,000,000. As of March 31, 2014, we had 14,195,307 shares of common stock outstanding, and had reserved an additional 2,555,356 shares of common stock for future issuance under our 2004 Stock Incentive Plan. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock.
Holders of our outstanding shares of preferred stock have, and holders of any future outstanding shares of preferred stock will have, liquidation, dividend and other rights that are senior to the rights of the holders of our common stock.
Our board of directors has the authority to designate and issue preferred stock with liquidation, dividend and other rights that are senior to those of our common stock. Our preferred stock, including our issued and outstanding shares of Series A-6% Cumulative Nonparticipating Perpetual Preferred Stock, as well as any other shares of preferred stock that we may issue in the future, would receive, upon our voluntary or involuntary liquidation, dissolution or winding up, before any payment is made to holders of our common stock, their liquidation preferences as well as any accrued and unpaid distributions. These payments would reduce the remaining amount of our assets, if any, available for distribution to holders of our common stock.
The market price of our common stock is volatile.
We cannot predict how the shares of our common stock will trade in the future. The market price of our common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	changes in financial estimates and recommendations by financial analysts;

•	actions of our current stockholders, including sales of common stock by existing stockholders and our directors and executive officers;

•	fluctuations in the stock price and operating results of our competitors;

•	regulatory developments; and

•	developments related to the financial services industry.

The market price of our common stock may also be affected by market conditions affecting the stock markets in general, including price and trading fluctuations on NASDAQ. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and (ii) sales of substantial amounts of our common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may adversely affect the market price of our common stock.

Risks Relating to Our Industry
Additional requirements imposed by the Dodd-Frank Act could adversely affect us.
On July 21, 2010, the President signed into law the Dodd-Frank Act, which restructured the regulation of depository institutions, including the Company and the Bank. Under the Dodd-Frank Act, the Office of Thrift Supervision, which formerly regulated the Bank, was merged into the Office of the Comptroller of the Currency. Savings and loan holding companies such as the Company are now regulated by the Federal Reserve Board. Also included in the Dodd-Frank Act is the creation of a new federal agency, the Bureau of Consumer Financial Protection, to administer consumer protection and fair lending laws, a function that was formerly performed by the depository institution regulators. The federal preemption of state laws that was formerly accorded federally chartered depository institutions has been reduced as well and State Attorneys General now have greater authority to bring a suit against federally chartered institutions for violations of certain state and federal consumer protection laws. In addition, Regulation Q, which prohibited the payment of interest on demand deposits, has now been eliminated, thus allowing businesses to have interest bearing checking accounts. Depending on competitive responses, this significant change in the law could have an adverse impact on our interest expense. The Dodd-Frank Act also imposes consolidated capital requirements on savings and loan holding companies effective in 2015. The Dodd-Frank Act contains various other provisions designed to enhance the regulation of depository institutions and prevent the recurrence of the recent financial crisis, but many of the provisions remain subject to final rulemaking and/or study. Accordingly, we cannot fully assess its impact on our operations and costs until final regulations are adopted and implemented. Current and future legal and regulatory requirements, restrictions, and regulations, including those imposed under the Dodd-Frank Act, may adversely impact our profitability and may have a material and adverse effect on our business, financial condition, and results of operations, may require us to invest significant management attention and resources to evaluate and make any changes required by the legislation and related regulations and may make it more difficult for us to attract and retain qualified executive officers and employees.
The U.S. government's monetary policies or changes in those policies could cause changes in interests rates which could adversely affect our performance.
Generally, increases in prevailing interest rates due to changes in monetary policies adversely affect banks such as us, whose liabilities tend to re-price quicker than their assets. The monetary policies of the Federal Reserve Board ("FRB"), affected principally through open market operations and regulation of the discount rate and reserve requirements, have had major effects upon the levels of bank loans, investments and deposits, and prevailing interest rates. It is not possible to predict the nature or effect of future changes in monetary and fiscal policies. In recent years, the monetary policy of the FRB has acted to reduce market interest rates to historical lows, but in recent months prevailing interest rates have begun to increase and the financial markets are anticipating a tapering of the FRB's purchases of government bonds and mortgage-backed securities, which would likely cause interest rates to increase further. We manage the sensitivity of our assets and liabilities; however a large and relatively rapid increase in market interest rates would likely have an adverse impact on our net interest income and a decrease in our refinancing business, and could cause an increase in delinquencies and non-performing loans in our adjustable-rate loans.
The actions and commercial soundness of other financial institutions could affect our ability to engage in routine funding transactions.
Financial service institutions are interrelated as a result of trading, clearing, counterparty or other relationships. We have exposure to the European banking system, which is facing increased volatility due to the economic difficulties and declining credit worthiness of certain member nations of the European Union. We have exposure to different industries and counterparties because we execute or could execute transactions with various counterparties in the financial industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. Defaults by financial services institutions during the recent financial crisis, and even rumors or questions about one or more financial services institutions or the financial services industry in general, have led to market wide liquidity problems and could lead to losses or defaults by us or by other institutions. Many of these transactions expose us to credit risk in the event of default of counterparty. Any such losses could materially and adversely affect our results of operations.

Risks Relating to Mortgage Loans and Mortgage-Backed Securities
Declining real estate values, particularly in California, could reduce the value of our loan portfolio and impair our profitability and financial condition.
Substantially all of the loans in our portfolio are secured by real estate. At March 31, 2014, approximately 50.3% of our mortgage portfolio was secured by real estate located in California. In recent years, there has been significant volatility in real estate values in California and in some cases the collateral for our real estate loans has become less valuable. If real estate values decrease or more of our borrowers experience financial difficulties, we will experience charge-offs at a greater level than we would otherwise experience, as the proceeds resulting from foreclosure may be significantly lower than the amounts outstanding on such loans. In addition, declining real estate values frequently accompany periods of economic downturn or recession and increasing unemployment, all of which can lead to lower demand for mortgage loans of the types we originate. Continued decline of real estate values and the decline of the credit position of our borrowers in California would have a material adverse effect on our business, prospects, financial condition and results of operations.
Many of our mortgage loans are unseasoned and defaults on such loans would harm our business.
At March 31, 2014, our multifamily residential loans were $906.3 million or 28.7% of our mortgage loans and our commercial real estate loans were $24.4 million, or 0.8% of our mortgage loans. The payment on such loans is typically dependent on the cash flows generated by the projects, which are affected by the supply and demand for multifamily residential units and commercial property within the relative market. If the market for multifamily residential units and commercial property experiences a decline in demand, multifamily and commercial borrowers may suffer losses on their projects and be unable to repay their loans. If residential housing values continue to decline and nationwide unemployment continues to increase, we are likely to experience increases in the level of our non-performing loans and foreclosed and repossessed vehicles in future periods.
Deterioration in the housing market may adversely affect our mortgage-backed securities portfolio.
Volatility in the housing market, including falling home prices and increasing foreclosures, would likely result in a significant decline in the value and marketability of our mortgage-backed securities. As of March 31, 2014, our securities portfolio consisted of $317.4 million of mortgage-backed securities, which constituted approximately 8.2% of our total assets. A deterioration in housing market conditions could adversely impact the ability of the issuers of the mortgage-backed securities in our securities portfolio to satisfy their respective obligations and our ability to liquidate our securities portfolio. While the national economy and certain regions have improved since the financial crisis and economic recession of 2008-2009, the performance of our securities portfolio may decline in the future, which could have a material adverse effect on our financial condition and results of operations.
We could recognize other-than-temporary impairment on securities held in our available-for-sale and held-to-maturity portfolios, if economic and market conditions do not improve.
Our held-to-maturity securities had gross unrecognized losses of $15.4 million at March 31, 2014. We analyze securities held in our portfolio for other-than-temporary impairment on a quarterly basis. The process for determining whether impairment is other than temporary requires difficult, subjective judgments about the future financial performance of the issuer and any collateral underlying the security in order to assess the probability of receiving all contractual principal and interest payments on the security. Because of changing economic and market conditions affecting issuers and the performance of the underlying collateral, we may be required to recognize other-than-temporary impairment in future periods reducing future earnings.
A decrease in the mortgage buying activity of Fannie Mae and Freddie Mac or a failure by Fannie Mae and Freddie Mac to satisfy their obligations with respect to their RMBS could have a material adverse effect on our business, financial condition and results of operations.
Since July 1, 2010, we have sold over $1.8 billion of residential mortgage loans to the government sponsored entities Fannie Mae and Freddie Mac (each, a “GSE” and, together, the “GSEs”) or GSE aggregators and, as of March 31, 2014, approximately 23.7% of our securities portfolio consisted of RMBS issued or guaranteed by the GSEs. Each GSE is currently in conservatorship, with its primary regulator, the Federal Housing Finance Agency, acting as conservator. The United States government is contemplating structural changes to the GSEs, including consolidation and/or a reduction in the ability of GSEs to purchase mortgage loans or guarantee mortgage obligations. We cannot predict if, when or how the conservatorships will end, or what associated changes (if any) may be made to the structure, mandate or overall business practices of either of the GSEs. Accordingly, there continues to be uncertainty regarding the future of the GSEs, including whether they will continue to exist in their current form and whether they will continue to meet their obligations with respect to their RMBS. A substantial reduction in mortgage purchasing activity by the GSEs could result in a material decrease in the availability of residential mortgage loans and the number of qualified borrowers, which in turn may lead to increased volatility in the residential housing market, including a decrease in demand for residential housing and a corresponding drop in the value of real property that secures current residential mortgage loans, as well as a significant increase in interest rates. In a rising or higher interest rate environment, our originations of mortgage loans may decrease, which would result in a decrease in mortgage loan revenues and a corresponding decrease in non-interest income. Any decision to change the structure, mandate or overall business practices of the GSEs and/or the relationship among the GSEs, the government and the private mortgage loan markets, or any failure by the GSEs to satisfy their obligations with respect to their RMBS, could have a material adverse effect on our business, financial condition and results of operations.
We occasionally purchase loans in bulk or “pools.” We may experience lower yields or losses on loan “pools” because the assumptions we use when purchasing loans in bulk may not prove correct.
From time to time, we purchase real estate loans in bulk or “pools.” For the nine months ended March 31, 2014 we made no real estate loan purchases. In the fiscal years ended June 30, 2013 and 2012 we purchased loans totaling $1.5 million and $0, respectively, most of which are still in our loan portfolio. When we determine the purchase price we are willing to pay to purchase loans in bulk, management makes certain assumptions about, among other things, how fast borrowers will prepay their loans, the real estate market and our ability to collect loans successfully and, if necessary, to dispose of any real estate that may be acquired through foreclosure. When we purchase loans in bulk, we perform certain due diligence procedures and we purchase the loans subject to customary limited indemnities. To the extent that our underlying assumptions prove to be inaccurate or the basis for those assumptions change (such as an unanticipated decline in the real estate market), the purchase price paid for “pools” of loans may prove to have been excessive, resulting in a lower yield or a loss of some or all of the loan principal. For example, in the past, we have purchased “pools” of loans at a premium and some of the loans were prepaid before we expected. Accordingly, we earned less interest income on the purchase than expected. Our success in growing through purchases of loan “pools” depends on our ability to price loan “pools” properly and on general economic conditions in the geographic areas where the underlying properties of our loans are located.
Acquiring loans through bulk purchases may involve acquiring loans of a type or in geographic areas where management may not have substantial prior experience. We may be exposed to a greater risk of loss to the extent that bulk purchases contain such loans.
Risks Relating to the Company
Our pending transaction with H&R Block Bank may not close as anticipated.
On April 10, 2014, we announced that BofI Federal Bank has entered into a definitive Purchase and Assumption Agreement with H&R Block Bank, a federal savings bank (“HRBB”), and its parent company Block Financial LLC, pursuant to which the Bank agreed to purchase certain assets and assume all of the deposits of HRBB. In addition, we have agreed with HRBB to the terms of a Program Management Agreement (“PMA”) under which the Bank will provide certain H&R Block-branded financial services products to customers of H&R Block, Inc. (“HRB”).
The closing of the pending transactions with HRBB is subject to regulatory approval and other customary closing conditions. We have filed a regulatory application with the Office of the Comptroller of the Currency. HRBB has filed for regulatory approval with the Board of Governors of the Federal Reserve System. Approval of these regulatory applications by these agencies is necessary to complete the HRBB transaction. If the regulatory approvals are not received or the customary closing conditions are not satisfied, the transaction with HRBB will likely not be consummated in its current form, or at all.
We may fail to realize the anticipated benefits of the transaction with HRBB.
The success of our pending transaction with HRBB will depend upon, among other things, our ability to combine and integrate the assumed deposits, our ability to operate the PMA and HRB’s desire and ability to offer financial services products to customers after the closing date. Our objectives with regard to executing the assumption of the deposits and managing our obligations under the PMA are subject to risks that operational and regulatory procedures may change. Under the terms of the PMA there are no minimum transaction levels and the number of transactions that are processed may be more or less than expected due to business changes by HRB, regulatory changes or changes due to competition for HRB’s products. If we are not able to successfully achieve our objectives or if HRB limits, eliminates or fails to realize the expected volumes for one or more of the financial services products described in the PMA, the anticipated benefits of the transaction with HRBB may not be realized fully or at all, or may take longer to realize than expected.
In addition, the transaction with HRBB will require substantial resources and effort from our management. The integration process and other disruptions resulting from the transaction may disrupt our ongoing businesses or cause inconsistencies in our standards, controls, procedures or policies. In addition, difficulties in integrating the functions following completion of the transaction could harm our reputation with customers.
If our allowance for loan losses, particularly in growing areas of lending such as C&I and specialty finance loans, is not sufficient to cover actual loan losses, our earnings, capital adequacy and overall financial condition may suffer materially.
Our loans are generally secured by multifamily and, to a lesser extent, commercial and single family real estate properties, each initially having a fair market value generally greater than the amount of the loan secured. Although our loans are typically secured, the risk of default, generally due to a borrower's inability to make scheduled payments on his or her loan, is an inherent risk of the banking business. In determining the amount of the allowance for loan losses, we make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers, the value of the real estate serving as collateral for the repayment of our loans and our loss history. Defaults by borrowers could result in losses that exceed our loan loss reserves. We have originated or purchased many of our loans recently, so we do not have sufficient repayment experience to be certain whether the established allowance for loan losses is adequate. We may have to establish a larger allowance for loan losses in the future if, in our judgment, it becomes necessary. Any increase in our allowance for loan losses will increase our expenses and consequently may adversely affect our profitability, capital adequacy and overall financial condition.
In addition, we have recently begun to increase our emphasis on non-residential lending, particularly in commercial and industrial (C&I) lending and specialty finance lending, and these types of loans are expected to comprise a larger portion of our originations and loan portfolio in future periods. To the extent that we fail to adequately address the risks associated with C&I and specialty finance lending, we may experience increases in levels of non-performing loans and be forced to take additional loan loss reserves, which would adversely affect our net interest income and capital levels and reduce our profitability. For further information about our C&I lending business, please refer to “Business - Asset Origination and Fee Income Businesses - Commercial Lending”.

Our results of operations could vary as a result of the methods, estimates, and judgments that we use in applying our accounting policies.
The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on our results of operations. Such methods, estimates, and judgments, including methodologies to value our securities, evaluate securities for other-than-temporary impairment and estimate our allowance for loan losses. These methods, estimates, and judgments are, by their nature, subject to substantial risks, uncertainties, and assumptions, and factors may arise over time that lead us to change our methods, estimates, and judgments. Changes in those methods, estimates, and judgments could significantly affect our results of operations.
We may seek additional capital but it may not be available when it is needed and limit our ability to execute our strategic plan. In addition, raising additional equity capital would dilute existing shareholders' equity interests and may cause our stock price to decline.
We are required by regulatory authorities to maintain adequate levels of capital to support our operations. In addition, we may elect to raise additional capital to support the growth of our business or to finance acquisitions, if any, or we elect to raise additional capital for other reasons. We may seek to do so through the issuance of, among other things, our common stock or securities convertible into our common stock, which could dilute existing shareholders' interests in the Company.
Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital if needed or if it can be raised on terms acceptable to us. If we cannot raise additional capital when needed or on terms acceptable to us, it may have a material adverse effect on our financial condition, results of operations and prospects. In addition, raising equity capital will have a dilutive effect on the equity interests of our existing shareholders and may cause our stock price to decline.
Changes in interest rates could adversely affect our performance.
Our results of operations depend to a great extent on our net interest income, which is the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. We are exposed to interest rate risk, since our interest-earning assets and interest-bearing liabilities do not react uniformly or concurrently to changes in interest rates, since the two have different time periods for interest rate adjustment and can be tied to different measures of interest rates. Interest rates are sensitive to factors that are beyond our control, including general economic conditions and the policies of various governmental and regulatory agencies, including the FRB. Changes in monetary policy, including changes in interest rates, influence the origination of loans, the prepayment of loans, and the volume of deposits. Loan originations and repayment rates tend to increase with declining interest rates and decrease with rising interest rates. On the deposit side, increasing interest rates generally lead to interest rate increases on our deposit accounts. In recent years, the monetary policy of the FRB has acted to reduce market interest rates to historical lows, but in recent months prevailing interest rates have begun to increase and the financial markets are anticipating a tapering of the FRB's purchases of government bonds and mortgage-backed securities, which would likely cause interest rates to increase further. We manage the sensitivity of our assets and liabilities; however a large and relatively rapid increase in market interest rates would likely have an adverse impact on our net interest income and a decrease in our refinancing business, and could cause an increase in delinquencies and non-performing loans in our adjustable-rate loans.
Access to adequate funding cannot be assured.
We have significant sources of liquidity as a result of our federal thrift structure, including consumer deposits, brokered deposits, the Federal Home Loan Bank of San Francisco ("FHLB"), repurchase lending facilities, and the FRB discount window. We rely primarily upon consumer deposits and FHLB advances. Our ability to attract deposits could be negatively impacted by a public perception of our financial prospects or by increased deposit rates available at troubled institutions suffering from shortfalls in liquidity. The FHLB is subject to regulation and other factors beyond our control. These factors may adversely affect the availability and pricing of advances to members such as the Bank. Selected sources of liquidity may become unavailable to the Bank if it were to be considered no longer “well-capitalized”.
Our inability to manage our growth or deploy assets profitability could harm our business and decrease our overall profitability, which may cause our stock price to decline.
Our assets and deposit base have grown substantially in recent years, and we anticipate that we will continue to grow over time, perhaps significantly. To manage the expected growth of our operations and personnel, we will be required to manage multiple aspects of the business simultaneously, including among other things: (i) improve existing and implement new transaction processing, operational, compliance and financial systems, procedures and controls; (ii) maintain effective credit scoring and underwriting guidelines; (iii) maintain sufficient levels of regulatory capital; and (iv) expand our employee base and train and manage this growing employee base. In addition, acquiring other banks, asset pools or deposits may involve risks such as exposure to potential asset quality issues, disruption to our normal business activities and diversion of management's time and attention due to integration and conversion efforts. If we are unable to manage growth effectively or execute integration efforts properly, we may not be able to achieve the anticipated benefits of growth and our business, financial condition and results of operations could be adversely affected.
In addition, we may not be able to sustain past levels of profitability as we grow, and our past levels of profitability should not be considered a guarantee or indicator of future success. If we are not able to maintain our levels of profitability by deploying growth in our deposits in profitable assets or investments, our net interest margin and overall level of profitability will decrease and our stock price may decline.
We face strong competition for customers and may not succeed in implementing our business strategy.
Our business strategy depends on our ability to remain competitive. There is strong competition for customers from existing banks and other types of financial institutions, including those that use the Internet as a medium for banking transactions or as an advertising platform. Our competitors include large, publicly-traded, Internet-based banks, as well as smaller Internet-based banks; “brick and mortar” banks, including those that have implemented websites to facilitate online banking; and traditional banking institutions such as thrifts, finance companies, credit unions and mortgage banks. Some of these competitors have been in business for a long time and have name recognition and an established customer base. Most of our competitors are larger and have greater financial and personnel resources. In order to compete profitably, we may need to reduce the rates we offer on loans and investments and increase the rates we offer on deposits, which actions may adversely affect our business, prospects, financial condition and results of operations.
To remain competitive, we believe we must successfully implement our business strategy. Our success depends on, among other things:

•	Having a large and increasing number of customers who use our bank for their banking needs;

•	Our ability to attract, hire and retain key personnel as our business grows;

•	Our ability to secure additional capital as needed;

•	The relevance of our products and services to customer needs and demands and the rate at which we and our competitors introduce or modify new products and services;

•	Our ability to offer products and services with fewer employees than competitors;

•	The satisfaction of our customers with our customer service;

•	Ease of use of our websites; and

•	Our ability to provide a secure and stable technology platform for financial services that provides us with reliable and effective operational, financial and information systems.
If we are unable to implement our business strategy, our business, prospects, financial condition and results of operations could be adversely affected.
We expect the rate of our revenue growth to decline and consequently anticipate downward pressure on our operating margins in the future.
We believe the rate of our revenue growth will, at some point, generally decline as a result of a number of factors, including the inevitable decline in growth rates as our revenues increase to higher levels and the continued maturity of the internet-based banking market. We believe our operating margin will experience downward pressure as a result of increasing competition and increased expenditures for many aspects of our business, including increased expenditures for attracting new customers and retaining existing customers.
Our business depends on a strong brand, and failing to maintain and enhance our brand would hurt our ability to expand our customer base.
The brand identities that we have developed will significantly contribute to the success of our business. Maintaining and enhancing the “BofI Federal Bank” brands (including our other trade styles and trade names such as apartmentbank.com) is critical to expanding our customer base. We believe that the importance of brand recognition will increase due to the relatively low barriers to entry for our “brick and mortar” competitors in the internet-based banking market. Our brands could be negatively impacted by a number of factors, including data privacy and security issues, service outages, and product malfunctions. If we fail to maintain and enhance our “BofI Federal Bank” brands, or if we incur excessive expenses in this effort, our business, financial condition and results of operations will be materially adversely affected. Maintaining and enhancing our brand will depend largely on our ability to continue to provide high-quality products and services, which we may not do successfully.
A natural disaster or recurring energy shortage, especially in California, could harm our business.
We are based in San Diego, California, and approximately 50.3% of our mortgage loan portfolio was secured by real estate located in California at March 31, 2014. In addition, the computer systems that operate our internet websites and some of their back-up systems are located in San Diego, California. Historically, California has been vulnerable to natural disasters. Therefore, we are susceptible to the risks of natural disasters, such as earthquakes, wildfires, floods and mudslides. Natural disasters could harm our operations directly through interference with communications, including the interruption or loss of our websites, which would prevent us from gathering deposits, originating loans and processing and controlling our flow of business, as well as through the destruction of facilities and our operational, financial and management information systems. A natural disaster or recurring power outages may also impair the value of our largest class of assets, our loan portfolio, which is comprised substantially of real estate loans. Uninsured or underinsured disasters may reduce borrowers' ability to repay mortgage loans. Disasters may also reduce the value of the real estate securing our loans, impairing our ability to recover on defaulted loans through foreclosure and making it more likely that we would suffer losses on defaulted loans. California has also experienced energy shortages, which, if they recur, could impair the value of the real estate in those affected areas. Although we have implemented several back-up systems and protections (and maintain business interruption insurance), these measures may not protect us fully from the effects of a natural disaster. The occurrence of natural disasters or energy shortages in California could have a material adverse effect on our business, prospects, financial condition and results of operations.
Our success depends in large part on the continuing efforts of a few individuals. If we are unable to retain these key personnel or attract, hire and retain others to oversee and manage our company, our business could suffer.
Our success depends substantially on the skill and abilities of our senior management team, including our Chief Executive Officer and President, Gregory Garrabrants, our Chief Financial Officer, Andrew J. Micheletti, and other employees that perform multiple functions that might otherwise be performed by separate individuals at larger banks. The loss of the services of any of these individuals or other key employees, whether through termination of employment, disability or otherwise, could have a material adverse effect on our business. In addition, our ability to grow and manage our growth depends on our ability to continue to identify, attract, hire, train, retain and motivate highly skilled executive, technical, managerial, sales, marketing, customer service and professional personnel. The implementation of our business plan and our future success will depend on such qualified personnel. Competition for such employees is intense, and there is a risk that we will not be able to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to attract and retain the necessary personnel, our business, prospects, financial condition and results of operations could be adversely affected.
We are exposed to risk of environmental liability with respect to properties to which we take title.
In the course of our business, we may foreclose and take title to real estate and could be subject to environmental liabilities with respect to those properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we become subject to significant environmental liabilities, our business, prospects, financial condition and results of operations could be adversely affected.
Risks Relating to Being an Internet-Based Company
We depend on third-party service providers for our core banking technology, and interruptions in or terminations of their services could materially impair the quality of our services.
We rely substantially upon third-party service providers for our core banking technology and to protect us from bank system failures or disruptions. This reliance may mean that we will not be able to resolve operational problems internally or on a timely basis, which could lead to customer dissatisfaction or long-term disruption of our operations. Our operations also depend upon our ability to replace a third-party service provider if it experiences difficulties that interrupt operations or if an essential third-party service terminates. If these service arrangements are terminated for any reason without an immediately available substitute arrangement, our operations may be severely interrupted or delayed. If such interruption or delay were to continue for a substantial period of time, our business, prospects, financial condition and results of operations could be adversely affected.
Privacy concerns relating to our technology could damage our reputation and deter current and potential customers from using our products and services.
Generally speaking, concerns have been expressed about whether internet-based products and services compromise the privacy of users and others. Concerns about our practices with regard to the collection, use, disclosure or security of personal information of our customers or other privacy related matters, even if unfounded, could damage our reputation and results of operations. While we strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, or could cause us to lose customers, which could potentially have an adverse effect on our business.
In addition, as nearly all of our products and services are internet-based, the amount of data we store for our customers on our servers (including personal information) has been increasing and will continue to increase. Any systems failure or compromise of our security that results in the release of our customers' data could seriously limit the adoption of our products and services, as well as harm our reputation and brand and, therefore, our business. We may also need to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we add more customers and expand the number of internet-based products and services we offer.
Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection. In addition, the interpretation and application of consumer and data protection laws in the U.S., Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.
We have risks of systems failure and security risks, including “hacking” and “identity theft.”
The computer systems and network infrastructure utilized by us and others could be vulnerable to unforeseen problems. This is true of both our internally developed systems and the systems of our third-party service providers. Our operations are dependent upon our ability to protect computer equipment against damage from fire, power loss, telecommunication failure or similar catastrophic events.
Any damage or failure that causes an interruption in our operations or security breaches such as hacking or identity theft could adversely affect our business, prospects, financial condition and results of operations.
If our security measures are breached, or if our services are subject to attacks that degrade or deny the ability of customers to access our products and services, our products and services may be perceived as not being secure, customers may curtail or stop using our products and services, and we may incur significant legal and financial exposure.
Our products and services involve the storage and transmission of customers' proprietary information, and security breaches could expose us to a risk of loss of this information, litigation, and potential liability. Our security measures may be breached due to the actions of outside parties, employee error, malfeasance, or otherwise and, as a result, an unauthorized party may obtain access to our data or our customers' data. Additionally, outside parties may attempt to fraudulently induce employees or customers to disclose sensitive information in order to gain access to our data or our customers' data. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of our products and services that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and, as a result, we could lose customers, which may have a material adverse effect on our business, financial condition and results of operations.
Our business depends on continued and unimpeded access to the internet by us and our customers. Internet access providers may be able to block, degrade, or charge for access to our website, which could lead to additional expenses and the loss of customers.
Our products and services depend on the ability of our customers to access the internet and our website. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies and mobile communications companies. Some of these providers have the ability to take measures that could degrade, disrupt, or increase the cost of customer access to our products and services by restricting or prohibiting the use of their infrastructure to access our website or by charging fees to us or our customers to provide access to our website. Such interference could result in a loss of existing customers and/or increased costs and could impair our ability to attract new customers, which could have a material adverse effect on our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the PSLRA. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or board of directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “feels,” “anticipates,” “intends,” “future,” “plans,” “estimates,” “predicts,” “projects,” “potential,” “outlook,” “could,” “will,” “may” or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Actual results may differ materially from those expressed in or implied by these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus supplement, any accompanying prospectus and in the documents incorporated by reference herein and therein:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

•	legislation or regulatory changes may adversely affect our business;

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment may reduce interest margins;

•	changes in deposit flows, loan demand or real estate values may adversely affect the business of the Bank through which substantially all of our operations are carried out;

•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

•	changes in corporate and/or individual income tax laws may adversely affect our business or financial condition;

•
general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate;

•	technological changes may be more difficult or expensive than what we anticipate;

•	success or consummation of new business initiatives may be more difficult or expensive than what we anticipate;

•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and

•	the additional risks referred to in the section entitled “Risk Factors.”
You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by federal securities laws.
USE OF PROCEEDS
Our estimated net proceeds from this offering are approximately $48,580,000, assuming the sale of shares of our common stock having an aggregate offering price of $50,000,000 and after deducting commissions and estimated expenses of the offering. We intend to use the net proceeds for general corporate purposes and possible future acquisitions and growth opportunities. We intend to use a portion of the net proceeds from this offering to provide new capital to the Bank to support its future growth. Pending allocation to specific uses, we intend to invest the proceeds in short-term interest-bearing investment grade securities.
PLAN OF DISTRIBUTION
We have entered into an Equity Distribution Agreement with Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and Sterne, Agee & Leach, Inc., or collectively, the Distribution Agents, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through the Distribution Agents, as our sales agents. We refer to the Distribution Agent selected by us for a sale as the Designated Agent. The form of the Equity Distribution Agreement will be filed as an exhibit to a Current Report on Form 8-K, incorporated by reference into this prospectus supplement. The sales, if any, of common stock made under the Equity Distribution Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on NASDAQ, the principal trading market for our common stock, or sales made to or through a market maker or through an electronic communications network or other transactions at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices. As agents, none of the Distribution Agents will engage in any transactions that stabilize the price of our common stock in violation of Rule 104 of Regulation M. The offering of the shares by a Designated Agent is subject to receipt and acceptance and subject to the Designated Agent’s right to reject any order in whole or in part.
We will designate the maximum dollar amount of shares of common stock to be sold through the Designated Agent, the time period during which sales are requested to be made, the minimum pricing for the shares to be sold, and any limitation on the number of shares that may be sold in any one day, each as agreed to by the Designated Agent. Subject to the terms and conditions of the Equity Distribution Agreement, the Designated Agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares of common stock. We may instruct the Designated Agent not to sell our common stock, or to amend our previous designation, to the extent that the sales designated by us in any such instruction have not been completed, and the Designated Agent will use good faith efforts to implement such termination or amendment. We or the Distribution Agents, upon notice to the other party, may suspend the offering of our common stock under the Equity Distribution Agreement. We have agreed with the Distribution Agents that if we designate any shares of common stock to be sold in any calendar quarter by a Designated Agent, the minimum dollar amount that we may designate for sale in such quarter is $5,000,000.
The Designated Agent will provide written confirmation to us with respect to each order that we place as soon as promptly practicable following the close of trading on NASDAQ each day on which shares of our common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of common stock sold on that day, the various prices at which shares were sold, the number of shares sold at each of the various prices, the aggregate gross sales proceeds from the shares sold, the transaction fees applicable to the shares sold, the net proceeds to us for the shares sold and the compensation payable by us to the Designated Agent in connection with the shares sold. We will report at least quarterly the number of shares of common stock sold through the Designated Agents under the Equity Distribution Agreement, the proceeds to us (before expenses) and the compensation paid by us to the applicable Designated Agent in connection with the sales of the common stock.
We will pay the Designated Agent a commission that will not exceed, but may be lower than, 2.5% of the gross sales price per share of our common stock sold through it as our agent under the Equity Distribution Agreement. We have agreed to reimburse the Distribution Agents for legal expenses incurred by them subject to certain limitations. We estimate that the total expenses of the offering payable by us, excluding commissions under the Equity Distribution Agreement, will be approximately $75,000. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the common stock.
Settlement for sales of our common stock will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us unless the parties agree otherwise. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Distribution Agents will use their commercially reasonable efforts to execute any order we submit to sell shares of our common stock with respect to which such Distribution Agent has agreed to act as sales agent. In connection with the sale of common stock on our behalf, any of the Distribution Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distribution Agents may be deemed to be underwriting commissions. We have agreed to provide indemnification and contribution to the several Distribution Agents against certain civil liabilities, including liabilities under the Securities Act.
We may also agree with one or more of the Distribution Agents to enter into forward sale, delayed delivery or other hedging arrangements in connection with sales of shares of our common stock under the Equity Distribution Agreement. In connection with any such arrangement, we and the applicable Distribution Agents will enter into appropriate agreements (such as forward purchase agreements) and we will amend or supplement this prospectus supplement or the accompanying prospectus to the extent required.
The offering of shares of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of shares of our common stock having an aggregate offering price of $50,000,000 pursuant to this offering and (2) the termination of the Equity Distribution Agreement by us or by each of the Distribution Agents, or by its terms, as applicable.
LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by our legal counsel, Loeb & Loeb LLP, Los Angeles, California.
EXPERTS
BDO USA, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2013 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on BDO USA, LLP’s reports, given on its authority as experts in accounting and auditing.
Crowe Horwath LLP, independent registered public accounting firm, has audited our consolidated financial statements for the years ended June 30, 2012 and 2011 as set forth in their report included in our Annual Report on Form 10-K for the year ended June 30, 2013, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Crowe Horwath LLP’s reports, given on its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.
You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a web site at www.bofiholding.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our Internet web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

PROSPECTUS
BOFI HOLDING, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units

From time to time, we may offer and sell our common stock, preferred stock, debt securities, warrants, subscription rights and units (collectively referred as “securities”) in amounts, at prices and on terms described in one or more supplements to this prospectus. The aggregate amount of the securities offered by us under this prospectus will not exceed $200,000,000. In addition, the selling stockholders named in this prospectus may offer, from time to time and in one or more offerings, up to $50,000,000 of our common stock.
This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time we or the selling stockholders offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.
You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 5 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.
The securities may be sold by us or the selling stockholders through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is quoted on the NASDAQ Global Select Market under the symbol “BOFI.”

None of the Securities and Exchange Commission (the “SEC”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other government agency.
The date of this prospectus is March 29, 2012.

PROSPECTUS

You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration statement, we or the selling stockholders may sell:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase common stock;

•	subscription rights; and

•	units
This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants, subscription rights and units. Each time we sell such instruments, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering. The prospectus supplement (and any pricing supplement) may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement). You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
Unless otherwise stated, the words “BofI,” the “Company,” “we,” “our” and “us” refer to BofI Holding, Inc. and its subsidiaries, except that such terms refer to BofI Holding, Inc. only and not to its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock”, “Description of Debt Securities,” “Description of Warrants,” “Description of Subscription Rights,” and “Description of Units.”
Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 as amended (the “Securities Act”) relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.
You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a web site at www.bofiholding.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our Internet web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.
The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended June 30, 2011, filed with the SEC on September 13, 2011 and September 30, 2011, respectively;

•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2011 and December 31, 2011, filed with the SEC on November 8, 2011 and February 2, 2011, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on August 25, 2011 (with respect to Item 5.02 and 9.01), September 2, 2011 (with respect to Items 1.01, 3.03, 5.03 and 9.01), September 7, 2011 (with respect to Items 1.01, 3.03, 5.03 and 9.01), October 4, 2011 (with respect to Items 1.01, 3.03 and 9.01), October 24, 2011 (with respect to Item 5.07), November 8, 2011 (with respect to Items 1.01, 3.03, and 5.03), November 14, 2011 (with respect to Item 1.01), December 9, 2011 (with respect to Item 1.01), and December 12, 2011 (with respect to Item 1.01);

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

•
Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the securities offered hereby.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:
BofI Holding, Inc.
12777 High Bluff Drive, Suite 100
San Diego, California 92130
Attn: Investor Relations
(858) 350-6200

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or board of directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “feels,” “anticipates,” “intends,” “plans,” “estimates,” “predicts,” “projects,” “potential,” “outlook,” “could,” “will,” “may” or similar expressions.
Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Actual results may differ materially from those expressed in or implied by these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment may reduce interest margins;

•
changes in deposit flows, loan demand or real estate values may adversely affect the business of our subsidiary, BofI Federal Bank (the “Bank”), through which substantially all of our operations are carried out;

•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

•	changes in corporate and/or individual income tax laws may adversely affect our business or financial condition;

•
general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate;

•	legislation or regulatory changes may adversely affect our business;

•	technological changes may be more difficult or expensive than what we anticipate;

•	success or consummation of new business initiatives may be more difficult or expensive than what we anticipate;

•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and

•	the additional risks referred to in the section entitled “Risk Factors.”
You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by Federal securities laws.

DESCRIPTION OF BOFI HOLDING, INC.
BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide branchless bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. Our Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners.
We operate our branchless Bank from a single location in San Diego, California, currently serving approximately 38,000 retail deposit and loan customers across all 50 states. At December 31, 2011, we had total assets of $2,223.8 million, loans (including loans held for sale) of $1,628.9 million, mortgage-backed and other securities totaling $510.4 million, total deposits of $1,553.2 million and borrowings totaling $465.2 million. Our deposits consist primarily of interest-bearing checking and savings accounts and time deposits. Our loans are primarily first mortgages secured by multifamily (five or more units) and single family real property. Our mortgage-backed securities consist primarily of mortgage pass-through securities issued by government-sponsored entities and non-agency collateralized mortgage obligations and pass-through mortgage-backed securities issued by private sponsors.
We aspire to be the most innovative branchless bank in the United States providing products and services superior to our branch based competitors Our business strategy is to lower the cost and increase the quality of banking products and services by leveraging technology and business partners to grow our assets and deposits to achieve increased economies of scale. We have designed our automated Internet-based banking platform and workflow process to handle traditional banking functions with reduced paperwork and human intervention. We use business partners to help diversify our product delivery channels while using technology to maintain centralized processing and control. We operate in all 50 states and our online presence allows us increased flexibility to target a large number of loan and deposit customers based on demographics, geography and price. We plan to continue to increase our deposits by attracting new customers with competitive pricing, targeted marketing and new products and services. We plan to continue to increase our originations of single family loans and multifamily loans by attracting new customers through our website and affiliate marketing arrangements. We also plan to continue to purchase pools of high quality single family and multifamily mortgage loans and mortgage-backed securities.
The Bank is subject to extensive regulation, examination, and supervision by the Office of the Comptroller of the Currency (“OCC”), as its chartering agency, and the FDIC, as its deposit insurer. The Bank’s deposit accounts are insured up to applicable limits by the FDIC under the Deposit Insurance Fund. The Bank must file reports with the OCC concerning its activities and financial condition, and must obtain regulatory approval prior to entering into certain transactions, such as mergers with, or acquisitions of, other depository institutions. The OCC conducts periodic examinations to assess the Bank’s safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which a savings association may engage and is intended primarily for the protection of the Deposit Insurance Fund and depositors. As a publicly-held unitary savings and loan holding company, we are required to file certain reports with, and otherwise comply with the rules and regulations of, both the SEC, under the federal securities laws, and with the Federal Reserve which monitors the safety and soundness our holding company activities.
Our executive offices are located at 12777 High Bluff Drive, Suite 100, San Diego, California 92130, and our telephone number is (858) 350-6200.
Additional information about us and our subsidiaries can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information.”

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors That May Affect Our Performance,” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, which is incorporated by reference in this prospectus. Such discussion be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS
Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.
Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.
We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table sets forth our consolidated ratios of earnings to fixed charges and preferred stock dividends for the periods shown. For purposes of computing the ratios, earnings represent income before taxes, extraordinary items and the cumulative effect of accounting changes, plus fixed charges.

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2011	2010	2011	2010
Ratio of earnings to fixed charges(1) And preferred stock dividends:
Including interest on deposits(2)	2.10	1.95	2.10	1.94
Excluding interest on deposits(2)	4.07	3.48	4.15	3.43
Preferred stock dividends only(3)	17.58	63.21	25.89	62.38

(1)
The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preferred stock dividend requirements.

(2)	Interest expense on deposits is included in or excluded from the calculation of fixed charges used in the ratio of earnings to fixed charges as described on each line in the above table.

(3)	Equals the ratio of earnings to preferred-stock dividend charges and excludes all other fixed charges (items (a)—(c) described in footnote 1 above).

	For the Year Ended June 30,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1) And preferred stock dividends:
Including interest on deposits(2)	1.97	1.99	1.28	1.15	1.16
Excluding interest on deposits(2)	3.65	3.42	1.64	0.83	0.96
Preferred stock dividends only(3)	65.56	34.81	10.35	13.32	10.65

DESCRIPTION OF COMMON STOCK
General
We are authorized to issue up to 25,000,000 shares of common stock, par value $.01 per share. As of March 28, 2012, there were 12,168,683 shares of common stock issued and 11,424,515 shares of common stock outstanding. Our common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI.”
Dividends
Subject to preferences that may be applicable to any then outstanding shares of our preferred stock, and subject to compliance with limitations imposed by law, the holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Voting Rights
Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of our preferred stock, including our Series A preferred stock, our Series B preferred stock and any other series of preferred stock which we may designate in the future.
Rights and Preferences
Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including our Series A preferred stock, Series B preferred stock and any series of preferred stock which we may designate in the future.
Fully Paid and Nonassessable
All outstanding shares of our common stock are, and the shares of our common stock to be issued in the offering will be, fully paid and nonassessable.

DESCRIPTION OF PREFERRED STOCK
Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, there are outstanding 515 shares of Series A 6% Cumulative Nonparticipating Perpetual Convertible Preferred Stock (“Series A preferred stock”), and 20,132 shares of Series B 6.0% Non-Cumulative Perpetual Preferred Stock (“Series B preferred stock”).
General
This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our amended certificate of incorporation and the certificate of designations with respect to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference into this prospectus. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
Shares of preferred stock may be issued in one or more series from time to time as determined by the board of directors. The board of directors is expressly authorized, without stockholder approval, to fix by resolution the designations, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the shares of each series of preferred stock. The board of directors’ ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.
In authorizing any series of preferred stock, the Board may determine the following:

•	the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

•
the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•
whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

•	the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

•
the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•
any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of the Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

Prior to the issuance of any series of preferred stock, the Board will adopt resolutions creating and designating the series as a series of preferred stock and a certificate of designations setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of Delaware.
The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

•	the initial public offering price at which the preferred stock will be issued;

•
the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

•	any redemption or sinking fund provisions; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.
When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.
In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.
The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends
The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by the Board or a duly authorized committee of the Board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by the Board or authorized committee. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.
The Board will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).
Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:

•
we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

•
other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred

•
stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation);

•
we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock which ranks junior to the preferred stock as to dividends and at liquidation); and

•	We will not pay interest, or money in lieu of interest, for any dividend payments on any series of the preferred stock that are in arrears.

Voting Rights
The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations with respect to shares establishing such series; or

•	as required by applicable law.
Under regulations and policies of the Federal Reserve Board if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act depending on the nature of the acquiror. In addition, at the time that the series are deemed a class of voting securities, any bank holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire 5% or more of that series, any savings and loan holding company may be required to obtain the prior approval of the OCC in order to acquire 5% or more of that series and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the OCC to acquire 10% or more of that series.

Redemption
A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.
If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.
If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the Board decides is equitable.
Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange
If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.
Rights at Liquidation
If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.
Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.
If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.
This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read this prospectus and the applicable supplement.

Terms
The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.
We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights
The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, common stock, or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of common stock, or other securities or property to be received upon conversion or exchange would be calculated.

Senior Debt Securities
Payment of the principal, premium, if any, and interest on senior debt securities will rank with all of our other unsecured and unsubordinated debt securities.

Subordinated Debt Securities
Payment of the principal, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital
Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established (or to be established) by the Federal Reserve Board for savings and loan holding companies. We expect that the guidelines will set forth specific criteria for subordinated debt to qualify as Tier 2 Capital, including requirements that the subordinated debt must:

•	be unsecured;

•	have a minimum average maturity of five years;

•	be subordinated in right of payment;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer; and

•
not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Form, Exchange, and Transfer
We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities
The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.
The depositary will determine how all securities issued in exchange for a global security will be registered.
As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents
We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets
Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default
Each of the following will constitute an event of default under each indenture:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•
failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.
Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•
the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance
To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.
In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices
We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock. Warrants may be issued separately or together with common stock, preferred stock or debt securities and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference into this prospectus.
This section describes the general terms and provisions of the warrants offered hereby. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.
General
The applicable prospectus supplement will describe the terms of the warrants, including the following where applicable:

•	the title of the warrants;

•	the offering price of the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock that is purchasable upon exercise of the warrants;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	the minimum or maximum number of warrants that may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any rights of holders of the common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants
Each warrant will entitle the holder thereof to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.
Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.
Amendments and Supplements to Warrant Agreements
We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

•	reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.
Antidilution and Other Adjustments
Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of the common stock;

•
the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

•
the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and

•
after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.
No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.
In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary describes the general terms and provisions of the subscription rights to purchase our Common Stock or other securities that we may offer to our shareholders. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, in connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including, among others:

•	the securities for which the subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the number of shares of Common Stock or amount of any other securities purchasable upon exercise of such subscription rights;

•	the extent, if any, to which such subscription rights are transferable;

•	a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.
Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our Common Stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void and of no further force or effect.
Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of Common Stock or other security purchasable upon exercise of the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, if less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, the form of which will be filed with the SEC if we offer subscription rights. We urge you to read the form of subscription rights certificate, prospectus supplement and other offering material in their entirety.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.
The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information.”

SELLING STOCKHOLDERS
Information about selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Such selling stockholders may include existing stockholders, our executive officers and our directors.
All of the common stock currently held by the selling stockholders is issued and outstanding as of the date (or securities convertible into or exercisable for such common stock) of the filing of the registration statement of which this prospectus is a part. Such shares were acquired (i) in our initial formation transaction which occurred in 2000, (ii) several private placements of common stock in 2001 and 2002, (iii) in our initial public offering in 2005, (iv) conversions of Series A preferred stock and Series B preferred stock into common stock, (v) pursuant to restricted stock awards and exercise of stock options issued under our 2004 Stock Incentive Plan, and (vi) in purchases of our common stock on the open market. Selling stockholders may not sell any of our common stock pursuant to this prospectus until we have identified such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION
We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.
We may sell the securities being offered by this prospectus by any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the NASDAQ Global Select Market, on any other existing trading market for our securities or to or through a market maker.
In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or such selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities or the securities of such selling stockholders, as applicable. For example, we or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders, as applicable, or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we and/or such selling stockholders, as applicable, will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholders or through agents designated by us or such selling stockholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling stockholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.
In all cases, these purchasers must be approved by us or the selling stockholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or the selling stockholders, as applicable, must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or the selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholders for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Reed Smith LLP, Los Angeles, California. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements, incorporated by reference in this registration statement, from BofI’s Annual Report on Form 10-K for the year ended June 30, 2011, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.